EXHIBIT 10.8

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is entered into as of April 1, 2018 (the “Effective Date”) by and between Viking Energy Group, Inc., a Nevada corporation (the “Company”) and Timothy R. Swift (the “Grantee”).

RECITALS

A. The Company desires to issue shares of the Company’s common stock, par value $.001 per share (“Common Stock”) to Grantee as an incentive to maximize the value of the Company and its Affiliates in connection with the performance of Grantee’s future services to the Company and its Affiliates.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to the Company to issue Restricted Shares to Grantee, Grantee and the Company hereby covenant and agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Exhibit A attached to this Agreement.

2. Issuance of Restricted Shares. On and subject to the terms of this Agreement, the Company hereby issues Grantee 1,000,000 shares of Common Stock (“the “Restricted Shares”).

3. Terms of Issuance.

(a) Grantee’s Restricted Shares and Grantee’s rights as a stockholder of the Company are subject to the Organizational Documents of the Company in all respects.

(b) Grantee shall (i) make a timely election under Section 83(b) of the Code with respect to the Restricted Shares that, as of the Effective Date, are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder and (ii) consult with the Grantee’s tax advisor to determine the tax consequences of filing such an election under Section 83(b) of the Code. It is the Grantee’s sole responsibility, and not the responsibility of the Company or any of its Affiliates, to timely file an election under Section 83(b) of the Code even if the Grantee requests the Company or any of its Affiliates or any of their respective managers, directors, officers, employees, agents or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) to assist in making such filing and even if any of such Persons agree to do so. For the avoidance of doubt, the Grantee shall be solely responsible for any tax liability that may result from any failure to make a timely election under Section 83(b) of the Code with respect to the Restricted Shares described in clause (i) of this Section 3(b).

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4. Vesting of Restricted Shares.

(a) On the Effective Date, fifty percent (50%) of the Restricted Shares shall be “Vested Restricted Shares” for purposes of this Agreement. Fifty percent (50%) of the Restricted Shares issued pursuant to this Agreement shall initially be “Unvested Restricted Shares” for purposes of this Agreement. Unvested Restricted Shares shall be subject to all of the restrictions specified in this Agreement. Unvested Restricted Shares shall become Vested Restricted Shares (as defined below) in accordance with the provisions of this Section 4.

(b) Grantee may not Transfer all or any portion of the Unvested Restricted Shares without the prior written consent of the Company.

(c) Except as otherwise provided in this Section 4, the Unvested Restricted Shares shall become Vested Restricted Shares on October 1, 2018 unless on or prior to such date Grantee has resigned from his employment with the Company, or is terminated for cause, in which case the Grantee shall forfeit any rights to the Unvested Restricted Shares. For greater certainty, if the Company terminates the Grantee’s employment without cause before October 1, 2018 the Unvested Restricted Shares shall become Vested Restricted Shares on October 1, 2018.

(d) Notwithstanding anything to the contrary in this Agreement, all Unvested Restricted Shares shall become Vested Restricted Shares immediately prior to a Change of Control.

(e) Vested Restricted Shares shall (i) no longer be subject to the restrictions on Unvested Restricted Shares specified in this Agreement (but shall remain subject to the restrictions on Restricted Shares in general) and (ii) carry all of the rights conferred on shares of Common Stock.

(f) The Company shall use reasonable efforts to include any Vested Restricted Shares in any registration statement filed by the Company with the Securities and Exchange Commission concerning the resale of any of the Company’s securities, subject to any restrictions imposed by law or any existing agreements to which the Company is a party.

5. Certain Representations. Grantee hereby represents and warrants to the Company that:

(a) Grantee is: (i) an “accredited investor” as defined in Rule 501 under the Securities Act by reason of meeting the criteria he has initialed on Exhibit A to this Agreement, and by reason of Grantee’s business and financial experience has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock and making an informed investment decision with respect thereto; (ii) acquiring the Restricted Shares solely for its own account and not with a view to any distribution or disposition thereof; and (iii) Grantee has obtained or had access to all information he considers necessary to weigh the merits and risks of an investment in the Common Stock and has had the opportunity to ask, and has received answers to, questions about the Company and the Common Stock from Company management.

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(b) Grantee understands and acknowledges that the Restricted Shares: (i) have not been registered under the Securities Act of 1933, as amended, or registered or qualified under any applicable state securities laws in reliance upon specific exemptions therefrom; and (ii) may not be Transferred or sold except in accordance with the terms of this Agreement and pursuant to a transaction registered under the Securities Act of 1933, as amended, and any applicable state securities laws or in the opinion of counsel satisfactory to the Company is exempt from registration thereunder. All certificates evidencing the Restricted Shares shall bear a restrictive legend setting forth the restrictions described in this Section 6.

6. Employment. Nothing in this Agreement shall be deemed to: (a) create any employment agreement between Grantee and the Company or any of their respective Affiliates; (b) prevent Grantee, the Company or their Affiliates from terminating Grantee’s employment or engagement at any time, for any reason (including without Cause) or for no reason; (c) give Grantee any right to be retained in employment by the Company for any period of time; or (d) give Grantee any right to any compensation, remuneration or benefits other than as expressly set forth herein. The Company makes no representation or warranty concerning the value of the Restricted Shares.

7. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been duly given when delivered by email, in person, by nationally recognized overnight courier, or mailed by United States certified mail, return receipt required, postage prepaid, addressed as follows:

If to the Company to:	Viking Energy Group, Inc. 1330 Avenue of the Americas, Suite 23A New York, New York 10019 Email: jdoris@vikingenergygroup.com

with a copy to:	Fishman Haygood, L.L.P. 201 St. Charles Avenue, Suite 4600 New Orleans, Louisiana 70170 Attention: Maureen B. Gershanik Email: mgershanik@fishmanhaygood.com

If to Grantee to:	Timothy R. Swift 33 Fieldstone Cir. Stanford, Connecticut 06902 Email: tim_swift@hotmail.com

8. Governing Law. The provisions of this Agreement shall be construed in accordance with the substantive local law of the State of Delaware, without consideration of the conflicts of law provisions thereof.

9. Remedies. Each party acknowledges that the other party will have no adequate remedy at law if the first party violates certain of the terms of this Agreement, and that the other party shall have the right, to the extent permitted by applicable law, in addition to any other rights or remedies it may have, to obtain from any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce the provisions hereof.

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10. Waiver. No waiver of any obligation, right or remedy under this Agreement shall be effective, unless such waiver is made in writing, specifying the terms of this Agreement. Any such waiver by either party of any of its rights or remedies hereunder on any occasion shall not be a bar to the exercise of the same right or remedy on any subsequent occasion or of the exercise of any other right or remedy at any time.

11. Integration and Amendments. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding, whether written or oral, relating to such subject matter. No modification or amendment to this Agreement shall be effective or binding unless in writing, specifying such modification or amendment, executed by both of the parties hereto.

12. Compliance with Section 409A of the Code. The Company and Grantee intend that any amounts or benefits payable or provided under this Agreement comply with the provisions of Section 409A of the Code and the Treasury Regulations relating thereto so as not to subject Grantee to the payment of the tax, interest and any tax penalty which may be imposed under Section 409A; provided, however, that nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from the Grantee to the Company or to any other individual or entity. The provisions of this Agreement shall be interpreted in a manner consistent with such intent. In furtherance thereof, to the extent that any provision hereof would otherwise result in Grantee being subject to payment of tax, interest and tax penalty under Section 409A, the Company and Grantee agree to amend this Agreement in a manner that brings this Agreement into compliance with Section 409A and preserve to the maximum extent possible the economic value of the relevant payment or benefit under this Agreement to Grantee. Any taxable reimbursement shall be paid no later than December 31 of the year after the year in which the expense is incurred and shall comply with Treas. Reg. § 1.409A-3(i)(1)(iv).

13. Severability. If any provision, paragraph or subparagraph of this Agreement is adjudged by any court to be void or unenforceable, in whole or in part, such an adjudication shall not be deemed to affect the validity of the remainder of the Agreement, and all other provisions, sections and subsections of this Agreement shall be severable from every other provision, section or subsection and each constitutes a separate and distinct covenant.

14. Reimbursement for Expenses. If litigation or other action is commenced between the parties concerning any dispute arising out of or relating to this Agreement, the prevailing party in the action will be entitled, in addition to any other award that may be made, to recover all court costs or other official costs and all reasonable expenses associated with the action, including without limitation reasonable attorney’s fees and expenses.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect, and the Parties waive any rights they may have to object to such treatment. Any party delivering an executed counterpart of this Agreement by facsimile or PDF also may deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement effective as of the Effective Date above.

VIKING ENERGY GROUP, INC.

By:	/s/ James A. Doris
James A. Doris, President and Chief Executive Officer

GRANTEE:

Name: Timothy R. Swift

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EXHIBIT A

DEFINED TERMS

The following terms, as used in this Agreement and in any correspondence or other communications between the parties in performing or in connection with this Agreement, shall have the meaning ascribed as follows:

(a) “Affiliates” means with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person; (b) any Person owning or controlling fifty percent (50%) or more of the outstanding voting securities or interests of such Person; (c) any officer, director, member, manager, trustee or (limited or general) partner of such Person or of any Person specified in (a) or (b) above; and (d) any Person in which any officer, director, member, manager, trustee or (limited or general) partner of any Person specified in (c) above is an officer, director, member, manager, trustee, or (limited or general) partner. For purposes of this definition, “control” (including, with correlative meaning, controlled by and under common control with) of a Person means the direct or indirect possession of the power to direct or cause the direction of management or policies of such Person through any means.

(b) “Cause,” shall mean by reason of such Grantee’s: (A) conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or its Affiliates or involving acts of theft, fraud, dishonesty, embezzlement, moral turpitude, or similar conduct, (B) repeated intoxication by alcohol or drugs during the performance of such Grantee’s duties in a manner that materially and adversely affects the Grantee’s performance of such duties, (C) malfeasance, in the conduct of such Grantee’s duties, including, but not limited to, (1) misuse or diversion of funds of the Company or its Affiliates, (2) embezzlement, or (3) misrepresentations or concealments on any written reports submitted to or on behalf of the Company or its Affiliates, (D) violation of any provision of this Agreement, or (E) failure to perform the duties of such Grantee’s employment or service relationship with the Company or its Affiliates after the Grantee shall have been informed, in writing, of such material failure and given a period of not less than 30 days to remedy the same, or (F) failure to follow or comply with the reasonable and lawful written directives or policies of the Company or any Affiliate of the Company by which such Grantee is employed or in a service relationship with.

(c) “Change in Control” shall mean that any one of the following applies:

(i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 40% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this paragraph (i) the following acquisitions by a Person will not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.

(ii) If James A. Doris ceases to be an officer or director of the Company.

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(iii) The consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (i) the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock of the Company and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions to one another as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations, shareholders agreement, or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

(f) “Person” means and includes any individual, corporation, partnership, association, limited liability company, trust, estate, joint venture, or other entity.

(g) “Transfer” means, when used as a noun, any direct or indirect sale, gift, mortgage, hypothecation, pledge, granting of a security interest, assignment, attachment, or other Transfer; and, when used as a verb, means, to sell, give, hypothecate, pledge, grant a security interest, assign, or otherwise Transfer, in either case whether voluntary or involuntary. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

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